UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2017
HOULIHAN LOKEY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-37537	95-2770395
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10250 Constellation Blvd., 5th Floor
Los Angeles, CA 90067
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(310) 788-5200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2017, the Board of Directors (the “Board”) of Houlihan Lokey, Inc. (the “Company”) adopted the Amended and Restated Houlihan Lokey, Inc. 2016 Incentive Award Plan (the “Amended Plan”).

The Amended Plan amends and restates the Company’s 2016 Incentive Award Plan (the “Original Plan”). In particular, the Amended Plan makes the following material changes to the Original Plan:

•
Prohibits the payment of dividends or dividend equivalents with respect to awards granted under the Amended Plan until the applicable vesting conditions are satisfied and the award vests, unless otherwise determined by the plan administrator.

•	Permits net share tax withholding with respect to awards granted pursuant to the Amended Plan up to the maximum statutory withholding rates in the applicable jurisdiction.

•	Extends the term of the Original Plan for ten years until June 29, 2027.

•	Permits the Company to grant awards intended to be qualified performance based compensation under Section 162(m) of the Internal Revenue Code of 1986.

The material changes to the Amended Plan described above do not purport to be a complete description of the Amended Plan, and are qualified in their entirety by reference to the complete text of the Amended Plan, which will be included in our proxy statement and filed with our upcoming Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOULIHAN LOKEY, INC.

Date: July 26, 2017	By:	/s/ J. Lindsey Alley
J. Lindsey Alley
	Title:	Chief Financial Officer